Exhibit 10.5

AGREEMENT AND PLAN OF MERGER*

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 10, 2020 by and among OSH Management Holdings, LLC, an Illinois limited liability company (“OSH MH LLC”), Oak Street Health, Inc., a Delaware corporation (“OSH Inc.”), and OSH Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of OSH Inc. (“Merger Sub 2” and, together with OSH MH LLC, the “Constituent Entities”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Exhibit H to the Master Structuring Agreement dated as of the date hereof.

WHEREAS, the parties hereto desire Merger Sub 2 to be merged with and into OSH MH LLC (the “Merger”), with OSH MH LLC surviving the Merger as a directly or indirectly wholly-owned subsidiary of OSH Inc., pursuant to the terms and subject to the conditions set forth herein and in accordance with the Limited Liability Company Act of the State of Illinois (“Illinois Law”) and the Limited Liability Company Act of the State of Delaware (“Delaware Law” and, together with Illinois Law, “Applicable Law”);

WHEREAS, OSH Inc. owns 100% of the issued and outstanding equity interests of Merger Sub 2;

WHEREAS, as consideration for the Merger, the holders of all of the existing and outstanding Founder Units, Investor Units III and Incentive Units (each as defined in the Limited Liability Company Operating Agreement of OSH MH LLC, dated as of December 12, 2016 (as amended or modified from time to time, the “OSH MH LLC Agreement”)) shall receive, in exchange for such units, certain equity interests, securities or incentive equity awards in OSH Inc., in accordance with the terms and provisions of Section 7 of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby acknowledge and agree as follows:

1.    Merger. At the Effective Time (as defined in Section 2), Merger Sub 2 shall merge with and into OSH MH LLC, with OSH MH LLC continuing as the Surviving Company and a direct or indirect wholly-owned subsidiary of OSH Inc. (the “Surviving Company”) and the separate corporate existence of Merger Sub 2 shall cease.

2.    Effective Time. The parties hereto shall each take or cause to be taken all such actions, or do or cause to be done all such things, as are necessary, proper or advisable under Applicable Law to make effective the Merger, subject, however, to the taking by the respective parties of any actions or receipt of any required approvals in accordance with Applicable Law. Upon compliance with applicable laws and upon receipt of any required approval of the sole member of Merger Sub 2 and the board of directors and members of OSH MH LLC, the Constituent Entities shall cause an executed Certificate of Merger as required by Applicable Law to be filed with the offices of the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois, respectively. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois or at such later time as is specified in such Certificate of Merger. The time at which the Merger so becomes effective shall be referred to as the “Effective Time.”

3.    Certificate of Formation and Limited Liability Company Agreement. Upon the consummation of the Merger the certificate of formation of OSH MH LLC shall be the certificate of formation of the Surviving Company upon and after the Effective Time, unless and until duly amended,

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

altered, changed, repealed and/or supplemented in accordance with Illinois Law (which power and right to amend, alter, change, repeal and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved). The OSH MH LLC Agreement shall be the limited liability company agreement of the Surviving Company upon and after the Effective Time, unless and until duly amended, altered, changed, repealed and/or supplemented in accordance with Illinois Law (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

4.    Certain Effects of Merger. The parties hereto agree that as of the Effective Time, the separate existence of Merger Sub 2 shall cease and Merger Sub 2 shall be merged with and into OSH MH LLC, and that all the rights, causes of action, privileges, immunities, powers and franchises of each of the Constituent Entities, and all real, personal and mixed property and all debts, liabilities and duties of any of the Constituent Entities on whatever account of such Constituent Entities shall be automatically vested in the Surviving Company. Immediately following the consummation of the Merger, all issued and outstanding equity interests of the Surviving Company shall be held by OSH Inc. or its subsidiaries.

5.    Managers and Officers. The members of the board of directors and the officers of OSH MH LLC holding office immediately prior to the Effective Time shall be the initial members of the board of directors and the officers, respectively (holding the same positions as each held with OSH MH LLC immediately prior to the Effective Time), of the Surviving Company and shall hold such office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of formation and the limited liability company agreement of the Surviving Company or their earlier death, incapacitation, retirement, resignation or removal.

6.    Surviving Company.

(a)    Name. The name of the Surviving Company shall be “OSH Management Holdings, LLC”.

(b)    Rights and Obligations. The Merger shall have the effects of applicable law, including, without limitation, the applicable provisions of Applicable Law.

7.    Effect of Merger on Outstanding Units. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a)    Units of Merger Sub 2. Each unit of Merger Sub 2 issued and outstanding immediately prior to the Effective Time will be converted into and become one unit of the Surviving Company.

(b)    Founder Units of OSH MH LLC. Each Founder Unit of OSH MH LLC issued and outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and be converted at the Effective Time into a right to receive the number of shares of Common Stock of OSH Inc. set forth on Schedule I hereto. Such shares of Common Stock shall be deemed issued as of the Effective Time.

(c)    Investor Units III of OSH MH LLC. Each Investor Unit III of OSH MH LLC issued and outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and shall be converted at the Effective Time into a right to receive the number of shares of Common Stock of OSH Inc. set forth on Schedule I hereto. Such shares of Common Stock shall be deemed issued as of the Effective Time.

(d)    Incentive Units of OSH MH LLC. Each Incentive Unit of OSH MH LLC issued and outstanding immediately prior to the Effective Time shall automatically be terminated and cancelled as of the Effective Time and be exchanged and converted into the right to receive:

(i)    with respect to options to purchase Incentive Units of OSH MH LLC, the number of shares of Common Stock of OSH Inc. set forth on Schedule I hereto;

(ii)    with respect to Incentive Units of OSH MH LLC that are held by current service providers of OSH MH LLC and unvested as of the Effective Time, (A) the number of restricted shares (“Restricted Shares”) set forth on Schedule I hereto and (B) the number of incentive stock options issued under the OSH Inc. Omnibus Incentive Plan (the “2020 Plan”) set forth on Schedule I hereto, with an exercise price set at the initial public offering price of one share of Common Stock of OSH Inc. (such price, the “IPO Price”) (such award of Restricted Shares and unvested incentive stock options, together, a “Replacement Unvested Award”). Replacement Unvested Awards issued in exchange for (x) time-vesting Incentive Units will vest in accordance with the vesting schedule of the exchanged Incentive Units and (y) performance-vesting Incentive Units shall be subject to a cliff vesting schedule as follows: (I) for Incentive Units granted two years or more prior to the Effective Time, 100% on the date that is two years after the Effective Time; (II) for Incentive Units granted between one and two years prior to the Effective Time, 100% on the date that is four years after their grant date and (III) for Incentive Units granted less than one year prior to the Effective Time, 100% on the date that is three years after the Effective Time. All Replacement Unvested Awards will be subject to the terms and conditions specified in the award agreement with respect thereto and the 2020 Plan and any option granted pursuant to a Replacement Unvested Award shall be an incentive stock option only to the maximum extent permitted under the Plan and under applicable law, including, without limitation, Section 422 of the Internal Revenue Code of 1986, as amended (“Section 422”); and

(iii)    with respect to an Incentive Unit of OSH MH LLC that is vested as of the Effective Time, (A) the number of shares of Common Stock of OSH Inc. set forth on Schedule I hereto and (B) to the extent such vested Incentive Unit of of OSH MH LLC is held by a current service provider of OSH MH LLC, the number of incentive stock options issued under the 2020 Plan set forth on Schedule I hereto, with an exercise price set at the IPO Price (such award of shares of Common Stock and vested incentive stock options, a “Replacement Vested Award”). All Replacement Vested Awards will be subject to the terms and conditions specified in the award agreement with respect thereto and the 2020 Plan and any option granted pursuant to a Replacement Vested Award shall be an incentive stock option only to the maximum extent permitted under the Plan and under applicable law, including, without limitation, Section 422.

8.    Fractional Units. Notwithstanding anything to the contrary in this Agreement, no fractional shares or equity awards of OSH Inc. shall be issued upon the exchange or conversion of any Founder Units, Investor Units III or Incentive Units of OSH MH LLC and in lieu of the issuance of any such fractional shares or equity awards of OSH Inc., the aggregate number of shares (including shares underlying the Replacement Unvested Awards and Replacement Vested Awards) to be issued to the holder of such Founder Units, Investor Units III or Incentive Units of OSH MH LLC shall be rounded up to the first whole share or equity award, as applicable. The parties hereto acknowledge that such rounding in lieu of issuing fractional shares or equity awards is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares or equity awards.

9.    Adjustments. In the event that OSH Inc. determines following the date hereof that any unit, share or award amounts or corresponding numbers or figures set forth herein should be adjusted, amended or revised in order to account for or reflect the finally determined and agreed upon allocation or exchange of units, equity securities or equity appreciation rights, such numbers or figure set forth herein may be so amended, modified or revised by OSH Inc. with the consent or approval of each of General Atlantic (OSH) Interholdco L.P. and Newlight Harbour Point SPV LLC (which consent or approval may be given by email or otherwise in writing by any party authorized to act on behalf of General Atlantic (OSH) Interholdco L.P. and Newlight Harbour Point SPV LLC, respectively) in order to reflect such final allocation or exchange numbers, it being the intent of the parties hereto that any such amendments, modifications or revisions shall be effective as of the date hereof.

10.    Amendment. This Agreement may be amended by an instrument in writing signed by the parties hereto by action by or on behalf of their respective boards of directors at any time after approval by the sole member of Merger Sub 2 and the equityholders of OSH MH LLC required to approve the Merger and adopt this Agreement; provided, however, that after any such approval, there shall not be made any agreement that by law requires further approval by the sole member of Merger Sub 2 or the equityholders of OSH MH LLC required to approve the Merger and adopt this Agreement, as applicable, without the further approval of such sole member or equityholders, as applicable. For the avoidance of doubt, any such amendment shall require the consent or approval of each of General Atlantic (OSH) Interholdco L.P. and Newlight Harbour Point SPV LLC (which consent or approval may be given by email or otherwise in writing by any party authorized to act on behalf of General Atlantic (OSH) Interholdco L.P. and Newlight Harbour Point SPV LLC, respectively).

11.    Miscellaneous.

(a)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b)    Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties to this Agreement irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined only in the Delaware Chancery Court and any state court sitting in the State of Delaware to which an appeal from the Delaware Chancery Court may be validly taken, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein, and no party will file a motion to dismiss any action filed in a state or federal court in the State of Delaware, on any jurisdictional or venue-related grounds, including the doctrine of forum non conveniens. Process in any action or proceeding referred to in this Section 11(b) may be served on any Party anywhere in the world.

(a)    MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN STATUTE, CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS

PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(b)    Further Assurances. Merger Sub 2 shall from time to time upon request by the Surviving Company execute and deliver all such documents and instruments and take all such action as the Surviving Company may request in order to vest or evidence the vesting in the Surviving Company of title to and possession of all rights, properties, assets and business of Merger Sub 2, or otherwise to carry out the full intent and purpose of this Agreement.

(c)    Counterparts; Facsimile and Electronic Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party or thereto shall re-execute the original form of this Agreement (i.e. the form fully executed by all of the parties) and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d)    Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. This Agreement is not intended for the benefit of any Person other than the parties hereto, and no such other Person shall be deemed to be a third-party beneficiary hereof; provided, however, that General Atlantic (OSH) Interholdco L.P. and Newlight Harbour Point SPV LLC shall be third-party beneficiaries for the purposes of enforcing the consent rights set forth in Section 9 and Section 10 of this Agreement.

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IN WITNESS WHEREOF, Merger Sub 2, the Surviving Company and OSH Inc. have caused this Agreement and Plan of Merger to be executed as of the date first above written.

OSH MERGER SUB 2, LLC

By:	/s/ Robert Guenthner
Name:	Robert Guenthner
Its:	President

OSH MANAGEMENT HOLDINGS, LLC

By:	/s/ Mike Pykosz
Name:	Mike Pykosz
Its:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

(Merger Sub 2 into OSH Management Holdings, LLC)

OAK STREET HEALTH, INC.

By:	/s/ Robert Guenthner
Name:	Robert Guenthner
Its:	Chief Legal Officer

Signature Page to Agreement and Plan of Merger

(Merger Sub 2 into OSH Management Holdings, LLC)

Schedule I

[see attached]